EXHIBIT 10.2


               Agreement for Sale and Purchase of Business Assets
               --------------------------------------------------

     This agreement dated this 2nd day of March, 1999 is by and between Tillman & Associates, Inc., a Florida Corporation, hereinafter referred to individually as "SELLER", with it's corporate mailing address as P.O. Box 205, Lithia, Florida and PINECREST INVESTMENT GROUP, INC., a Florida Corporation, or its assigns, hereinafter referred to as "BUYER. In consideration of the mutual covenants and conditions in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SELLER hereby agrees that it shall sell the following business assets to BUYER and BUYER shall buy said business assets on the following terms and conditions.

     1. DESCRIPTION OF ASSETS:

     The Assets that SELLER shall convey to BUYER at closing, in conjunction with that certain Agreement for Sale and Purchase of Business Assets between BUYER and Michael Foundation, Ltd., a West Indies Corporation, dated March 2, 1999, include all the rights of SELLER to any and all proprietary information and technology necessary in the overall operation of a hydroponic herb and lettuce farm. The aforementioned information and technology shall include, all hydroponic growth solution formulas, equipment and greenhouse specifications, crop and equipment maintenance plans and programs, and trade secrets.

     2. PURCHASE PRICE AND CONDITIONS:

     BUYER shall pay $160,000.00 to SELLER as follows:

        A.  50,000 Shares of Restricted Common stock of Purchaser    $  75,000
        B.  Promissory note in the amount of $85,000.00
            in favor of TILLMAN. Said promissory note shall bea
            interest at the rate of 10% per annum and be payable
            in full, including accrued interest as soon as funds
            are available. However, in no event shall payment be
            any later than December 31, 1999.                           85,000
                                                                     ---------

                  Total Purchase Price                               $ 160,000
                                                                     =========


     3. REPRESENTATIONS AND WARRANTIES OF SELLER:

     The SELLER makes the following representations and warranties to BUYER, all of which shall expressly survive closing:

                  a. That it is the owner of and has good and marketable title to the business assets, free and clear of all debts, liens and encumbrances.
                  b. That the business is in compliance with all laws, rules and regulations of governmental authorities having jurisdiction over same, and that SELLER warrants that there is no litigation or proceedings pending at closing against or relating to the business or its assets, and that SELLER does not have reasonable grounds to know of any basis of any such action or governmental investigation relative to the Company, it's assets, properties or business.
                  c. That is all records and documentation exhibited to BUYER incident to this transaction were true and correct as to the matters set forth therein.
                  d. That SELLER shall indemnify and hold BUYER harmless from and against all liabilities, debts, claims, actions or causes or action, losses, damages and attorney's fees, now existing or that may hereafter or arise from or grow out of SELLER's past operation and ownership of the assets. In the event SELLER is unable to pay any legitimate liabilities, debt, claims, damages, etc. then BUYER at it's option may pay any such losses, damages, claims, etc. and offset same against promissory note to SELLER.

     4. DEFAULT:

     If SELLER refuses or fails to perform any of the convenants of this agreement, BUYER shall be entitled to any and all remedies they may have because of such default, including but limited to requiring specific performance or damages.

     5. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE:

     The obligation to BUYER to purchase the assets under this Agreement is subject to the satisfaction, at or before closing, of the following conditions:
                  a. The SELLER shall warrant at the time of closing that they know of no violations of any local, State or Federal statute, ordinances or regulations pertaining to the assets being sold including, but not limited to, the Occupational Safety and Health Act (OSHA), Division of Licensing, and Environmental Protection Act (EPA) by SELLER. This provision shall survive the closing.
                  b. That BUYER and SELLER, or their respective representatives, shall approve all closing instruments as to form and substance, provided such approval shall not be withheld if in the form customarily used in Hillsborough County, Florida.
                  c. That all-transferable licenses be transferred to BUYER at time of Closing.

     6. CLOSING:

     The closing of this sale shall take place on or before thirty (30) days from full execution of this Agreement by all parties hereto.

     7. DATE OF AGREEMENT:

     The date of the last signature affixed to this Agreement shall be the effective date of this document.

     8. PERSONS BOUND:

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, and successors. Upon notification of any claim arising from the breach of a warranty contained herein, BUYER shall promptly notify the SELLER and SELLER shall either pay or contest such claim by appropriate judicial process.

     9. ASSIGNMENT:

     This agreement and subsequent closing documents shall be wholly assignable by BUYER to a Third Party.

     10. ATTORNEY'S FEES:

     The parties agree that in the event either party is required to institute legal action against the other, then the prevailing party in such litigation shall be entitled to be reimbursed from the non-prevailing party for all costs plus a reasonable attorney's fee.

     11. SURVIVAL OF AGREEMENT:

     The parties agree that this Agreement shall survive the closing hereunder.

WITNESSES:                                SELLER:
                                          TILLMAN & ASSOCIATES, INC.

/s/  Sheryl B. Salvadore                  By:  /s/  Thomas M. Tillman
--------------------------------               ---------------------------------
                                                    Thomas M. Tillman, President

                                          BUYER:
                                          PINECREST INVESTMENT GROUP, INC.

/s/  Ricky A. Howe                        By:  /s/  David B. Howe
--------------------------------               ---------------------------------
                                                    David B. Howe, President